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                                                                  Exhibit 4.3(a)

                                 AMENDMENT ONE
                                      TO
               WARRANT TO PURCHASE 60,651 SHARES OF COMMON STOCK
                                      OF
                              ONESOFT CORPORATION


     This AMENDMENT ONE TO WARRANT TO PURCHASE 60,651 SHARES OF COMMON STOCK OF ONESOFT CORPORATION (the "Amendment") is made this 28th day of February, 2000 by and between OneSoft Corporation (the "Company") and Deutsche Bank Securities, Inc. (the "Holder").

WHEREAS, the Holder is the holder of that certain Warrant to Purchase 60,651 Shares of Common Stock of OneSoft Corporation (the "Warrant"); and

WHEREAS, the Holder and the Company desire to amend the Warrant to conform to their agreement as set forth in a letter from the Holder to the Company dated April 27, 1999.

NOW THEREFORE, the Holder and the Company hereby agree as follows:

1. The first sentence of the preamble to the Warrant is hereby amended to read in its entirety as follows: "This is to certify that, FOR VALUE RECEIVED, DEUTSCHE BANK SECURITIES, INC. or its registered assigns pursuant to Section
    (d) hereof ("Holder"), is entitled as of April 27, 1999 to purchase, subject to the provisions of this Warrant, from OneSoft Corporation, a Delaware corporation (the "Company"), Sixty Thousand Six Hundred Fifty -One (60,651) fully paid validly issued and nonassessable shares of Common Stock, par value $.001 per share of the Company ("Common Stock"), at the exercise price of $6.59 per share until April 27, 2004."

2. Section (f) of the Warrant is hereby amended to read in its entirety as follows: "(f) [reserved]."

3.  The last sentence of Section (i) of the Warrant is hereby deleted.

4. Section (l)(3) of the Warrant is hereby amended to read in its entirety as follows: "(3) Determination of Fair Market Value. For purposes of this
                  ----------------------------------
    Section (l), fair market value of a share of Common Stock as of a particular date (the "Determination Date") shall be determined in accordance with Section (c) of this Warrant."
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IN WITNESS WHEREOF, the Holder and the Company have  caused this Amendment to be executed by their respective officers thereunto duly authorized.

DEUTSCHE BANK SECURITIES, INC.


By: /s/ Kathryn E. Coffey
    ---------------------
Name: Kathryn E. Coffey
      -------------------
Title: Managing Director
       ------------------

ONESOFT CORPORATION


By: /s/ Frederick C. Hawkins, III
    -----------------------------
Name: Frederick C. Hawkins, III
      ---------------------------
Title: CFO
       --------------------------